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                                                                 Exhibit 10.16.1

                                AMENDMENT NO. 1
                                      TO
             1998 LIMITED STOCK OPTION PLAN FOR AMERICREDIT CORP.


     Section 9 of the 1998 Limited Stock Option Plan for AmeriCredit Corp. is hereby amended in its entirety to read as follows:

     9.   Termination of Option Period.

     (a) The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

               (i) ninety (90) days after the date that Optionee ceases to be employed by the Company if such cessation is by reason of a voluntary resignation, and such voluntary resignation does not qualify, as determined in the sole discretion of the Committee, as a retirement of Optionee; in the event that Optionee ceases to be employed by the Company as a result of involuntary termination that is not for Cause, retirement, death or Disability, the unexercised portion of an Option shall terminate on the date specified on Subsection 9(a)(iii) below;

               (ii) the date that Optionee ceases to be employed by the Company, if such cessation is for Cause; and

               (iii)  January 26, 2005.

     (b) In the event of the consummation of any of the transaction described in Subsection 10(a), the Committee may, by giving written notice ("Cancellation Notice"), cancel, all or any portion of such Option which remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior o the proposed date of such cancellation, and may be given either before or after the consummation of such transaction.

     (c) An Option shall cease to Vest pursuant to the Vesting schedule set forth in Section 8 above effective as of the date Optionee ceases to be employed by the Company, regardless of the reason therefor.

     This Amendment No. 1 is executed and effective this 7th day of August, 2001, pursuant to approval and authorization by the Stock Option/Compensation Committee of the Board of Directors.



                                     _________________________________________
                                     Chris A. Choate, Executive Vice President,
                                     General Counsel and Secretary